Exhibit 21

SUBSIDIARIES OF HEICO CORPORATION

State or Other
Name	Jurisdiction of Incorporation

HEICO Aerospace Holdings Corp.	Florida
HEICO Aerospace Corporation	Florida
Jet Avion Corporation	Florida
LPI Industries Corporation	Florida
Aircraft Technology, Inc.	Florida
Parts Advantage, LLC	Delaware
Northwings Accessories Corp.	Florida
Aviation Engineered Services Corp.	Florida
HB Fuel Systems LLC	Florida
HNW Building Corp.	Florida
HNW2 Building Corp.	Florida
McClain International, Inc.	Georgia
McClain Property Corp.	Florida
Rogers-Dierks, Inc.	Florida
Turbine Kinetics, Inc.	Florida
Future Aviation, Inc.	Florida
ATK Acquisition Corp.	Florida
AD HEICO Acquisition Corp.	Florida
Aero Design, Inc.	Tennessee
Battery Shop, L.L.C.	Tennessee
Inertial Airline Services, Inc.	Ohio
HEICO Aerospace Parts Corp.	Florida
Aviation Facilities, Inc.	Florida
Niacc-Avitech Technologies Inc.	Florida
JA Engineering I Corp.	Florida
JA Engineering II Corp.	Florida
Jetavi Engineering Private Limited	India
Arger Enterprises, Inc.	Nevada
Prime Air, LLC	Florida
Avisource Limited	United Kingdom
Prime Air Europe Limited	United Kingdom
DEC Technologies, Inc.	Florida
Meridian Industrial, Inc.	Florida
Dynatech Acquisition Corp.	Florida
Sunshine Avionics LLC	Florida
HEICO Parts Group, Inc.	Florida

HEICO East Corporation	Florida
16-1741 Property, Inc.	Florida

State or Other
Name	Jurisdiction of Incorporation

HEICO Flight Support Corp.	Florida
CSI Aerospace, Inc.	Florida
Action Research Corporation	Florida
Reinhold Holdings, Inc.	Delaware
Reinhold Industries, Inc.	Delaware
HFSC II Corp.	Florida
Thermal Structures, Inc.	California
Thermal Structures Thermal Insulation Product (Tianjin) Co., Ltd.	People's Republic of China
Thermal Energy Products, Inc.	California
Jetseal, Inc.	Delaware
Seal Dynamics LLC	Florida
Seal Dynamics LLC (Singapore Branch)	Singapore
Seal Dynamics Limited	United Kingdom
Seal Q Corp.	Florida
Blue Aerospace LLC	Florida
HEICO International Holdings B.V.	Netherlands
Aeroworks International Holding B.V.	Netherlands
Aeroworks Europe B.V.	Netherlands
Aeroworks (Lao) Co., Ltd.	Laos
DIRI Co., Ltd.	Laos
Aeroworks Special Products B.V.	Netherlands
Aeroworks (Asia) Ltd.	Thailand
Aeroworks Manufacturing Services Ltd.	Thailand
Aeroworks Composites B.V.	Netherlands
Aeroworks Composites (Asia) Ltd.	Thailand
HFSC III Corp.	Florida
Harter Aerospace, LLC	Florida
Aerospace & Commercial Technologies, LLC	Florida
Astroseal Products Mfg. Corporation	Connecticut
Astro Property, LLC	Connecticut

State or Other
Name	Jurisdiction of Incorporation

HEICO Electronic Technologies Corp.	Florida
Radiant Power Corp.	Florida
Radiant-Seacom Repairs Corp.	Florida
Leader Tech, Inc.	Florida
FerriShield, Inc.	Pennsylvania
Santa Barbara Infrared, Inc.	California
IRCameras LLC	Florida
Analog Modules, Inc.	Florida
Sierra Microwave Technology, LLC	Delaware
Connectronics Corp.	Florida
Lumina Power, Inc.	Florida
HVT Group, Inc.	Delaware
Dielectric Sciences, Inc.	Massachusetts
Essex X-Ray & Medical Equipment LTD	United Kingdom
High Voltage Technology Limited	United Kingdom
Engineering Design Team, Inc.	Oregon
EMD Acquisition Corp.	Florida
EMD Technologies Incorporated	Canada
VPT, Inc.	Virginia
SI-REL, Inc.	Delaware
Dukane Seacom, Inc.	Florida
dB Control Corp.	Florida
De-Icing Investment Holdings Corp.	Florida
3D Acquisition Corp.	Florida
3D Plus SAS	France
3D Plus U.S.A., Inc.	Delaware
Switchcraft Holdco, Inc.	Delaware
Switchcraft, Inc.	Illinois
Conxall Corporation	Illinois
Switchcraft Far East Company, Ltd.	Republic of South Korea
Ramona Research, Inc.	California
Lucix Corporation	California
Midwest Microwave Solutions, Inc.	Iowa